Exhibit 3.2

EASTERN BANKSHARES, INC.

BYLAWS

i

ii

Section 8.06	Corporation Records	22

Section 8.07	Cause	22

Section 8.08	Subsidiaries	22

Article IX AMENDMENT		22

Article X CONTROL SHARE ACQUISITION STATUTE		23

iii

ARTICLE I

ARTICLES OF ORGANIZATION

Section 1.01 Articles of Organization. The name of the corporation shall be Eastern Bankshares, Inc. (the “Corporation”) or such other name as may be as set forth in the Articles of Organization. The purposes of the Corporation shall be as set forth in the Articles of Organization. These bylaws, the powers of the Corporation and of its Directors and shareholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization. All references in these bylaws to the Articles of Organization shall be construed to mean the Articles of Organization of the Corporation as from time to time amended.

ARTICLE II

SHAREHOLDERS

Section 2.01 Annual Meetings. The annual meeting of shareholders shall be held each year on the date and at the time as shall be fixed by the Board of Directors, the Board Chair or, if different, the Chief Executive Officer. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these bylaws, may be specified by the Board of Directors, the Board Chair or, if different, the Chief Executive Officer and shall be specified in the notice of the meeting. In the event the time for an annual meeting is not fixed in accordance with these bylaws to be held within thirteen (13) months after the last annual meeting was held, the Board of Directors may designate a special meeting held thereafter as a special meeting in lieu of the annual meeting, and such special meeting shall have, for purposes of these bylaws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these bylaws to an annual meeting or annual meetings shall be deemed to refer also to any special meeting(s) in lieu thereof.

Section 2.02 Special Meetings.

(a) Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of the shareholders entitled to vote may be called by the Board of Directors, the Board Chair or, if different, the Chief Executive Officer.

(b) If the Corporation shall not have a class of voting stock registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), special meetings of the shareholders entitled to vote shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, if the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing the purposes for which it is to be held.

(c) If the Corporation shall have a class of voting stock registered under the Exchange Act, special meetings of the shareholders entitled to vote shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, if the holders of at least twenty-five percent (25%) of all the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing the purposes for which it is to be held.

(d) Only business within the purpose or purposes described in the meeting notice may be conducted at a special meeting, unless otherwise provided by law.

Section 2.03 Place of Meetings. All meetings of the shareholders shall be held within the Commonwealth of Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States, in each case as is designated by the Chief Executive Officer or by a majority of the Directors acting by resolution or by written instrument or instruments signed by them. Any adjourned session of any meeting of the shareholders shall be held at such place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States as is designated in the vote of adjournment.

Section 2.04 Notice of Meetings.

(a) A written notice of the place, date and hour of all meetings of shareholders (other than any adjournment governed by Section 2.06 of this Article II) stating the purposes of the meeting shall be given at least seven (7) days and not more than sixty (60) days before the meeting to each shareholder entitled to vote thereat and to each shareholder who is otherwise entitled by law, the Articles of Organization or these bylaws to such notice. Notice may be given to a shareholder by any means permitted under applicable law, including, without limitation, by leaving such notice with him or her or at his or her residence or usual place of business, or by mailing it, postage prepaid, and addressed to such shareholder at his or her address as it appears in the records of the Corporation. Such notice shall be given by the Secretary, or in case of the death, absence, incapacity, or refusal of the Secretary, by any other officer or by a person designated either by the Secretary, by the person or persons calling the meeting or by the Board of Directors. If notice is given by mail, such notice shall be deemed given when dispatched. If notice is not given by mail and is given by leaving such notice at the shareholder’s residence or usual place of business, it shall be deemed given when so left. Without limiting the generality of the foregoing, notice may be given to a shareholder by electronic transmission in a manner specified by the shareholder, including, without limitation, by facsimile transmission, electronic mail or posting on an electronic network. Notwithstanding the foregoing, in case of any special meeting called upon the written demands of shareholders, such meeting shall be scheduled not less than sixty (60) nor more than ninety (90) days after the date on which the Secretary has received sufficient demands to require that such meeting be called and written notice thereof shall be given in accordance with this Section 2.04 of Article II within thirty (30) days of receipt of such demands.

(b) Notice of an annual or special meeting of shareholders need not be given to a shareholder if a written waiver of notice is signed before or after such meeting by such shareholder or such shareholder’s authorized attorney, if communication with such shareholder is unlawful, or if such shareholder attends such meeting unless (i) the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting or (ii) the shareholder objects to the consideration of a particular matter at the meeting as not within the purpose or purposes described in the meeting notice when the matter is presented. Neither the business to be transacted at, nor the purpose of, any annual meeting or special meeting of shareholders need be specified in any written waiver of notice.

Section 2.05 Notice of Shareholder Business and Nominations.

(a) Annual Meetings of Shareholders.

(i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (A) by or at the direction of the Board of Directors or (B) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice for such annual meeting in the manner provided for in this bylaw, who is entitled to vote at the meeting, who is present at the meeting and who complies with the notice procedures set forth in this bylaw as to such nomination or business. For the avoidance of doubt, for a shareholder to bring nominations or business before an annual meeting of shareholders (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Exchange Act), such shareholder must comply with the procedures set forth in this Section 2.05, and this shall be the exclusive means for a shareholder to bring such nominations or business properly before an annual meeting of shareholders. In addition to the other requirements set forth in this bylaw, for any proposal of business to be considered at an annual meeting, such proposal must be a proper subject for action by shareholders of the Corporation under Massachusetts law.

(ii) For nominations or other business to be properly brought before an annual meeting of shareholders by a shareholder pursuant to clause (B) of paragraph (a)(i) of this bylaw, in addition to other applicable requirements, the shareholder must (1) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation and (2) have provided any update or supplement to such notice at the times and in the forms required by this bylaw. To be timely, a shareholder’s notice under this paragraph (a)(ii) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days before or delayed by more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Such shareholder’s Timely Notice shall set forth:

(A) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);

(B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such shareholder and the beneficial owner(s), if any, on whose behalf the proposal is made, and the names and addresses of other shareholders (including beneficial owners) known by the shareholder proposing such business to support such proposal, and the class and number of shares of the Corporation’s capital stock beneficially owned by such other shareholder(s) or other beneficial owner(s); and

(C) as to the shareholder giving the notice and the beneficial owner(s), if any, on whose behalf the nomination or proposal is made: (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner(s); (ii) (a) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and any such beneficial owner(s), (b) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such shareholder and/or any such beneficial owner(s) the purpose or effect of which is to give such shareholder and/or any such beneficial owner(s) economic benefit and/or risk similar to ownership of shares of any class or series of the Corporation, in whole or in part, including due to the fact that such derivative, swap or other transaction provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of shares of any class or series of the Corporation (“Synthetic Equity Interests”) and such disclosure shall identify the counterparty to each such Synthetic Equity Interest and shall include, for each such Synthetic Equity Interest, whether or not (x) such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such shareholder and/or any such beneficial owner(s), (y) such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) such shareholder, any such beneficial owner(s) and/or, to their knowledge, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such shareholder and/or any such beneficial owner(s) has or shares a right to vote any shares of any class or series of the Corporation, (d) any agreement, arrangement, understanding or relationship (which disclosure shall identify the counterparty thereto), including any hedge, repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such shareholder and/or any such beneficial owner(s), the purpose or effect of which is to mitigate loss to, reduce the economic risk of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder and/or any such beneficial owner(s) with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the value of the shares of any class or series of the Corporation (“Short Interests”), (e) any right to dividends or other distributions on the shares of any class or series of the Corporation owned beneficially by such shareholder and/or any such beneficial owner(s) that are separated or separable from the underlying shares of the Corporation, (f) any performance-related fee (other than an asset based fee) that such shareholder and/or any such beneficial owner(s) is entitled to based on any increase or decrease in the value of shares of any class or series of the Corporation, any Synthetic Equity Interests or Short Interests, if any (the disclosures to be made pursuant to the foregoing clauses (a) through (f) are referred to as “Material Ownership Interests”); and (iii) a description of all arrangements or understanding among such shareholder and/or any such beneficial owner(s) and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made.

(iii) A shareholder providing Timely Notice of nominations or business proposed to be brought before an annual meeting of shareholders shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this bylaw shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such annual meeting, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

(iv) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this bylaw to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least eighty-five (85) days prior to the first (1st) anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this paragraph (a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) General.

(i) Only such persons who are nominated in accordance with the provisions of this bylaw shall be eligible for election and to serve as Directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the annual meeting of shareholders in accordance with the provisions of this bylaw. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this bylaw. If neither the Board of Directors nor such designated committee makes a determination as to whether any shareholder proposal or nomination was made in accordance with the provisions of this bylaw, the presiding officer of the annual meeting shall have the power and duty to determine whether the shareholder proposal or nomination was made in accordance with the provisions of this bylaw. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any shareholder proposal or nomination was not made in accordance with the provisions of this bylaw, such proposal or nomination shall be disregarded and shall not be presented for action at the annual meeting.

(ii) Except as otherwise required by law, nothing contained in this Section 2.05 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other shareholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for Director submitted by a shareholder.

(iii) Notwithstanding the foregoing provisions of this Section 2.05, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding the proxies in respect of such vote may have been received by the Corporation. For purposes of this paragraph (iii), to be considered a qualified representative of the shareholder, a person must be authorized by a written instrument executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders, and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of shareholders.

(iv) For purposes of this bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(v) Notwithstanding the foregoing provisions of this bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights of (i) shareholders to have proposals included in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule) under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an annual meeting of shareholders or (ii) the holders of any series of undesignated preferred stock to elect Directors under specified circumstances.

Section 2.06 Rescheduling of Meetings; Adjournments.

(a) Notwithstanding any other provision in these bylaws, the Board of Directors may change the date, time and location of any annual or special meeting of the shareholders (other than a special meeting called upon the written application of shareholders (a “Meeting Requested by Shareholders”)), and a record date with respect thereto, prior to the time for such meeting, including, without limitation, by postponing or deferring the date of any such annual or special meeting (other than a Meeting Requested by Shareholders) previously called or by canceling any special meeting previously called (other than a Meeting Requested by Shareholders). This action may be taken regardless of whether any notice or public disclosure with respect to any such meeting or record date has been sent or made pursuant to Section 2.04 of this Article II or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice under Section 2.05 of this Article II of these bylaws.

(b) When any meeting is convened, the presiding officer may adjourn the meeting if (i) no quorum is present for the transaction of business, (ii) the Board of Directors determines that adjournment is necessary or appropriate to enable the shareholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to shareholders, or (iii) the Board of Directors determines in its sole discretion that adjournment is otherwise in the best interests of the Corporation. When any annual meeting or special meeting of shareholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the date, time and place to which the meeting is adjourned; provided, however, that if a new record date for the adjourned meeting is fixed, notice of the adjourned meeting shall be given under this Article II to persons who are shareholders as of the new record date.

(c) A meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present. Any business which could have been transacted at any meeting of the shareholders as originally called may be transacted at any adjournment thereof.

Section 2.07 Quorum.

(a) Unless otherwise provided by law, or in the Articles of Organization, these bylaws or a resolution of the Directors requiring satisfaction of a greater quorum requirement for any voting group, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter. As used in these bylaws, a “voting group” includes all shares of one or more classes or series that, under the Articles of Organization or the Massachusetts Business Corporation Act, Chapter 156D of the Massachusetts General Laws, as in effect from time to time (or any successor statute) (the “MBCA”), are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders. Shares owned by the Corporation in a fiduciary capacity shall be deemed outstanding for quorum purposes.

(b) Both abstentions and broker non-votes are to be counted as present for the purpose of determining the existence of a quorum for the transaction of business at any meeting. A share once represented for any purpose at the meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (i) the shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (ii) in the case of adjournment, a new record date is or shall be set for the adjournment meeting.

Section 2.08 Voting and Proxies.

(a) Both abstentions and broker non-votes are to be counted as present for the purpose of determining the existence of a quorum for the transaction of business at any meeting. However, for purposes of determining the number of shares voting on a particular proposal, abstentions and broker non-votes are not to be counted as votes cast or shares voting. Unless otherwise provided by law or by the Articles of Organization, each shareholder shall have, with respect to each matter voted upon at a meeting of shareholders, one vote for each share of stock entitled to vote owned by such shareholder of record according to the books of the Corporation. A shareholder may vote his or her shares either in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. Unless otherwise provided in the appointment form, an appointment is valid for a period of eleven (11) months from the date the shareholder signed the form or, if undated, from the date of its receipt by such officer or agent. Any shareholder’s proxy may be transmitted by facsimile or other electronic means in a manner complying with applicable law. Except as otherwise permitted by law or limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them if the person signing appears to be acting on behalf of all the co-owners unless at or prior to exercise of the proxy, the Corporation receives a specific written notice to the contrary from any one of them. Subject to the provisions of Section 7.24 of the MBCA (or any successor provision thereof) and to any express limitation on the proxy’s authority provided in the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

(b) Unless otherwise provided in the Articles of Organization, if authorized by the Board of Directors, subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communications: (i) participate in a meeting of shareholders; and (ii) be deemed present in person and vote at a meeting of shareholders, provided that: (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder; (b) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (c) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.09 Action at Meeting.

(a) If a quorum of a voting group exists, favorable action on a matter, other than election of Directors, is taken by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by the MBCA, the Articles of Organization, these bylaws or a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including one or more separate voting groups.

(b) Unless otherwise provided in the Articles of Organization or these bylaws, a nominee for Director shall, in an uncontested election, be elected to the Board of Directors by the shareholders if the votes cast “for” such nominee’s election by shareholders entitled to vote exceed the votes cast “against” such nominee’s election. In a contested election, Directors shall be elected by a plurality of the votes cast. An election will be considered contested if there are more persons nominated for election than there are Directors to be elected, determined as of the tenth business day preceding the date of the Corporation’s first notice to shareholders of the applicable meeting sent pursuant to Section 2.04 of this Article II. No ballot shall be required for the election unless requested by a shareholder present or represented at the meeting and entitled to vote.

(c) For purposes of any action of the shareholders, “abstentions”, “withheld” votes and “broker non-votes” shall not be counted as a vote cast with respect to such action.

(d) Absent special circumstances, shares of capital stock of the Corporation are not entitled to vote if they are owned, directly or indirectly, by the Corporation or by another entity of which the Corporation owns, directly or indirectly, a majority of the voting interests. Notwithstanding the preceding sentence, however, the Corporation may vote any share of stock held by it, directly or indirectly, in a fiduciary capacity.

Section 2.10 Action without Meeting. Unless otherwise provided in the Articles of Organization, any action required or permitted to be taken at any annual or special meeting of shareholders (including any actions or powers reserved to the shareholders under these bylaws) may be taken without a meeting provided that all shareholders entitled to vote on the matter consent to the action in writing and the written consents describe the action taken, are signed by all such shareholders, bear the date of the signatures of such shareholders, and are delivered to the Corporation for inclusion with the records of the meetings of shareholders within sixty (60) days of the earliest dated consent required to be delivered under this Section 2.10. Such consents shall be treated for all purposes as a vote at a meeting.

Section 2.11 Form of Shareholder Action.

(a) Any vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder shall be considered given in writing, dated and signed, if, in lieu of any other means permitted by law, it consists of an electronic transmission that is permitted under applicable law, including, without limitation, an electronic transmission that sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the shareholder, proxy or agent or by a person authorized to act for the shareholder, proxy or agent and (ii) the date on which such shareholder, proxy, agent or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received by the Corporation if it has been sent to any address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of shareholders, or is otherwise received by the Corporation in a manner permitted by applicable law.

(b) Any copy, facsimile or other reliable reproduction of a vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder may be substituted or used in lieu of the original writing for any purpose for which the original writing could be used, but the copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 2.12 Shareholders List for Meeting.

(a) After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares and shall show the address of and number of shares held by each shareholder, but need not include an electronic mail address or other electronic contact information for any shareholder.

(b) The shareholders list shall be available for inspection by any shareholder, beginning two (2) business days after notice is given of the meeting for which the list was prepared and continuing through the meeting: (1) at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held; or (2) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting.

(c) The Corporation shall make the shareholders list available at the meeting, and any shareholder or his or her agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

Section 2.13 Conduct of Business. The Board Chair or his or her designee, or, if there is no Board Chair or such designee, then the Chief Executive Officer or his or her designee, or, if the office of Chief Executive Officer shall be vacant, then a person appointed by a majority of the Board of Directors, shall preside at any meeting of shareholders as the chairman of the meeting. In addition to his or her powers pursuant to Section 2.05(b)(i) of Article II, the person presiding at any meeting of shareholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

Section 2.14 Voting Procedures and Inspectors of Elections. In advance of any meeting of shareholders, the Board of Directors may appoint one or more inspectors to act at an annual or special meeting of shareholders and make a written report thereon. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of their duties. The presiding officer may review all determinations made by the inspector(s), and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determination made by the inspector(s). All determinations by the inspector(s) and, if applicable, presiding officer, shall be subject to further review by the Board of Directors and any court of competent jurisdiction.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01 Powers. The business of the Corporation shall be managed by a Board of Directors that shall have and may exercise (or grant authority to be exercised) all the powers of the Corporation except as otherwise reserved to the shareholders by law, by the Articles of Organization or by these bylaws. Without limiting the generality of the foregoing, the Board of Directors shall have the power, unless otherwise provided by law, to purchase and to lease, pledge, mortgage and sell all property of the Corporation (including to issue or sell the authorized but unissued stock of the Corporation and to determine, subject to applicable requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus) and to make such contracts and agreements as they deem advantageous, to fix the price to be paid for or in connection with any property or rights purchased, sold, or otherwise dealt with by the Corporation, to borrow money, issue bonds, notes and other obligations of the Corporation, and to secure payment thereof by mortgage or pledge of all or any part of the property of the Corporation. The Board of Directors may determine the compensation of Directors. The Board of Directors or such officer or committee as the Board of Directors may designate, may determine the compensation and duties, in addition to those prescribed by these bylaws, of all officers, agents and employees of the Corporation.

Section 3.02 Enumeration, Election and Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors shall hold office in the manner provided in the Articles of Organization.

Section 3.03 Vacancies. The Board of Directors may act notwithstanding a vacancy or vacancies in its membership. Subject to the rights of the holders of any series of preferred stock then outstanding and except as otherwise required by applicable law, any and all vacancies in the Board of Directors, however occurring including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the Independent Directors (as defined in the Articles of Organization) then in office, even though less than a quorum. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs.

Section 3.04 Qualifications.

(a) Each Director shall have such qualifications as are required by law. No person shall serve as a Director if such person is a ten percent (10%) or more shareholder, corporator, trustee, director or officer of any holding company for any bank, credit union, thrift institution, mortgage banking company, consumer loan company or similar organization that is not a subsidiary of the Corporation.

(b) No person shall be eligible for election or appointment to the Board of Directors: (i) if a financial or securities regulatory agency has issued a cease and desist, consent or other formal order, other than a civil money penalty, against such person, which order is subject to public disclosure by such agency; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one (1) year under state or federal law; or (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime.

(c) No person may serve on the Board of Directors if such person: (x) does not agree in writing to comply with all of the Corporation’s policies applicable to directors including but not limited to its confidentiality policy and confirm in writing his or her qualifications hereunder; (y) is a party to any agreement or arrangement with a party other than the Corporation or a subsidiary that (1) materially limits his or her voting discretion as a member of the Board of Directors of the Corporation, or (2) materially impairs his or her ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of the Corporation; or (z) is the nominee or representative, as those terms are defined in the regulations of the Board of Governors of the Federal Reserve System, 12 C.F.R. § 212.2(n) (or any successor provision), of a company or other entity of which any of the directors, partners, trustees or ten percent (10%) shareholders would not be eligible for election or appointment to the Board of Directors under this Section 3.04.

Section 3.05 Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places within or without the Commonwealth of Massachusetts as the Board of Directors may fix from time to time and, when so fixed, no notice thereof need by given, provided that any Director who is absent when such times and places are fixed shall be given notice of the fixing of such times and places. The first meeting of the Board of Directors following the annual meeting of the shareholders may be held without notice immediately after and at the same place as the annual meeting of the shareholders or the special meeting held in lieu thereof. If in any year a meeting of the Board of Directors is not held at such time and place, any action to be taken may be taken at any later meeting of the Board of Directors with the same force and effect as if held or transacted at such meeting.

Section 3.06 Special Meetings. Special meetings of the Directors may be held at any time and at any place designated in the call of the meeting (which may be oral or in writing), when called by the Board Chair or, if different, the Chief Executive Officer or by one or more Directors, reasonable notice thereof being given to each Director by the Secretary or an Assistant Secretary, or by the officer or one of the Directors calling the meeting.

Section 3.07 Notice. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone, voice mail, telegraph, teletype or other electronic means or by facsimile sent to his or her business or home address, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his or her business or home address at least forty-eight (48) hours in advance of the meeting. Written notice, other than notice by electronic, telephone or similar means, is effective upon deposit in the United States mail, postage prepaid, and addressed to the Director’s address shown in the Corporation’s records. Notice need not be given to any Director who waives notice. A Director may waive any notice before or after the date and time of the meeting. The waiver shall be in writing, signed by the Director entitled to the notice, or in the form of an electronic transmission by the Director to the Corporation, and filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 3.08 Quorum, Action at a Meeting. At any meeting of the Directors, a quorum for any election or for the consideration of any question shall consist of a majority of the Directors then in office, but a smaller number may constitute a quorum pursuant to Section 8.55 or Section 8.56 of the MBCA in determining whether indemnification or advancement of expenses is permissible in a specific proceeding. Whether or not a quorum is present, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for appointment to any office and shall decide any question brought before such meeting, except in any case where a larger vote is required by law, by the Articles of Organization or by these bylaws.

Section 3.09 Action Without a Meeting. Unless the Articles of Organization otherwise provide, any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors or delivered to the Corporation by means of electronic transmission, and such written consent is filed with the records of the meetings of the Directors. Action taken under this Section 3.09 is effective when the last Director signs or delivers the consent, unless the consent specifies a different effective date. Such consent shall be treated as a vote at a meeting for all purposes. Such consents may be executed in one or more counterparts and not every Director need sign the same counterpart.

Section 3.10 Manner of Participation. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Section 3.11 Resignation and Removal.

(a) Any Director may resign at any time by delivering his or her resignation in writing to the Chief Executive Officer or the Secretary or to a meeting of the Directors. Such resignations shall take effect at such time as is specified therein, or if no such time is so specified, then upon delivery thereof to the Chief Executive Officer or the Secretary or to a meeting of the Directors.

(b) Any Director (including any person elected by the Board of Directors to fill any vacancy in the Board of Directors) may be removed from office only for cause as provided in the Articles of Organization.

(c) No Director who resigns or is removed shall have any right to any compensation as such Director for any period following his or her resignation or removal, or any right to damages on account of such removal whether his or her compensation be by the month or by the year or otherwise; provided, however, that the foregoing provision shall not prevent such Director from obtaining damages for breach of any contract of employment legally binding upon the Corporation.

Section 3.12 Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention has been entered in the minutes of the meeting or unless he or she has filed a written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or has forwarded such dissent by registered mail to the Secretary of the Corporation within five (5) days after the date such dissenting Director receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 3.13 Committees. The Board of Directors, by vote of a majority of all of the Directors then in office, shall elect an Audit Committee, a Compensation Committee and a Nominating/Governance Committee, and may elect a Risk Management Committee, a Strategic Advisory Committee, Trust Committee and other committees, if any, as the Board of Directors deems appropriate. The Board of Directors may delegate to such committees some or all of its powers except those which by law or by these bylaws may not be delegated. Any such committee shall consist of not less than three (3) members of the Board of Directors. No member of the Audit Committee shall be an operating officer of the Corporation. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these bylaws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any committee (other than the Audit Committee, the Compensation Committee, and the Nomination/Governance Committee) at any time, subject to applicable law. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

ARTICLE IV

OFFICERS

Section 4.01 Enumeration. The Officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other Officers as the Board of Directors may from time to time elect or the Chief Executive Officer may from time to time appoint. For all purposes of these bylaws, with the exception of Article VI, the term “Officer” shall mean any officer of the Corporation, whether elected by the Board of Directors or appointed by the Chief Executive Officer. The powers and duties of the Officers shall be as follows:

(a) Board Chair. The Board Chair, if one is elected, shall be elected by and from the members of the Board of Directors. The Board Chair shall be the Chief Executive Officer of the Corporation unless the Board of Directors designates one or more other Officers to be or share the duties of the Chief Executive Officer.

(b) Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the shareholders and the Board of Directors, unless otherwise provided by the Board of Directors. He or she shall have authority to appoint any Officers, employees, or agents, other than those provided by law, the Articles of Organization or these bylaws to be elected by the Board of Directors and to prescribe their powers and duties which may include the power to appoint subordinate employees or agents. He or she shall have such other powers and duties as are incidental to his or her office and as may be prescribed by law or by the Board of Directors.

(c) President. The President shall be the Chief Executive Officer if so designated by the Board of Directors. If the President is not the Chief Executive Officer, he or she shall have such powers and duties as may be prescribed by the Chief Executive Officer or by the Board of Directors.

(d) Treasurer. The Treasurer shall have such powers and duties as may be prescribed by law, by the Chief Executive Officer or by the Board of Directors.

(e) Secretary. The Secretary shall have responsibility for preparing the minutes of the meetings of the shareholders and Board of Directors and for authenticating the records of the Corporation. The Secretary shall also have such powers and perform such duties as may be prescribed by law, by the Chief Executive Officer or by the Board of Directors.

(f) Other Officers. Other Officers shall have such other powers and duties as may be prescribed by the Chief Executive Officer or by the Board of Directors.

Section 4.02 Election. The Board Chair, the Chief Executive Officer, the President, the Treasurer and the Secretary shall be elected by the Board of Directors. All other Officers shall be appointed by the Chief Executive Officer.

Section 4.03 Qualification. Each officer shall have such qualifications as are required by law. No officer shall serve as a corporator, trustee, director or officer of any other bank holding company or savings and loan holding company, or as a trustee, director or officer of any bank, credit union or thrift institution, unless the entity is a subsidiary of the Corporation.

Section 4.04 Resignation and Removal.

(a) Any Officer may resign at any time by giving written notice to the Chief Executive Officer or the Secretary. Unless otherwise specified in the notice, the resignation shall take effect immediately upon receipt.

(b) Any Officer elected by the Board of Directors may be removed at any time by the Board of Directors with or without Cause (as that term is defined in Section 8.07 of Article VIII). Any Officer appointed by the Chief Executive Officer, and any other employee or agent of the Corporation, may be removed at any time with or without Cause by the Chief Executive Officer or by the Board of Directors.

Section 4.05 Absence, Disability and Vacancies. In the event of the absence or disability of any Officer, the Board of Directors may designate another Officer to act temporarily in such office, or the Chief Executive Officer may make such designation until the Board of Directors shall take other action. In the case of a vacancy in any office, the vacancy may be filled by the Board of Directors to the extent provided by law.

ARTICLE V

CAPITAL STOCK

Section 5.01 Authorized Capital Stock. The authorized amount of the capital stock and the par value, if any, of the shares shall be as fixed in the Articles of Organization. At all times when there are two (2) or more classes of stock, the several classes of stock shall conform to the description and terms, and have the respective preferences, voting powers, restrictions and qualifications set forth in the Articles of Organization.

Section 5.02 Certificate of Stock. The Board of Directors may authorize the issue without certificates of some or all of the shares of any and all of the Corporation’s classes or series of stock. Except to the extent the Board of Directors has determined to issue shares without certificates, each shareholder shall be entitled to a certificate of the capital stock of the Corporation owned by him or her, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by two officers holding one or more of the following positions: Chief Executive Officer, Chief Financial Officer, General Counsel, and Secretary. Such certificate shall bear the corporate seal or its facsimile. When any such certificate is signed by a transfer agent or by a registrar other than a Director, Officer, or employee of the Corporation, the signature of one or more Officers may be a facsimile. If any Officer who has signed, or whose facsimile signature has been placed on, any such certificate shall have ceased to be such Officer before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he or she were such Officer at the time of issue.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to law, the Articles of Organization, these bylaws or any agreement to which the Corporation is a party shall have the restriction noted conspicuously on the front or back of the certificate. Every certificate issued when the Corporation is authorized to issue more than one (1) class or series of stock shall set forth on its front or back either a summary of the variations in the rights, preferences and limitations applicable to each class and series, and the authority of the Board of Directors to determine variations for any future class or series, or a conspicuous statement that the Corporation will furnish a copy of such information to the holder of such certificate upon written request and without charge.

Section 5.03 Transfer of Shares of Stock. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation only by the surrender to the Corporation, or its transfer agent, of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with all requisite stock transfer stamps affixed, and with such proof of the authenticity and effectiveness of the signature as the Corporation or its transfer agent shall reasonably require. Except as may otherwise be required by law, the Articles of Organization, or these bylaws, the Corporation shall have the right to treat the person registered on the stock transfer books as the owner of any shares of the Corporation’s stock as the owner-in-fact thereof for all purposes, including the payment of dividends, liability for assessments, the right to vote with respect thereto and otherwise, and accordingly shall not be bound to recognize any attempted transfer, pledge or other disposition thereof, or any equitable or other claim with respect thereto, whether or not it shall have actual or other notice thereof, until such shares shall have been transferred on the Corporation’s books in accordance with these bylaws. It shall be the duty of each shareholder to notify the Corporation of his or her post office address.

Section 5.04 Transfer Agents and Registrars; Further Regulations. The Board of Directors may appoint one or more banks, trust companies or corporations doing a corporate trust business, in good standing under the laws of the United States or any state therein, to act as the Corporation’s transfer agent and/or registrar for shares of capital stock, and the Board of Directors may make such other and further regulations, not inconsistent with applicable law, as it may deem expedient concerning the issue, transfer and registration of capital stock and stock certificates of the Corporation.

Section 5.05 Loss of Certificates. In the case of the alleged loss, destruction, or wrongful taking of a certificate of stock, a duplicate certificate may be issued in place thereof upon receipt by the Corporation of such evidence of loss and such indemnity bond, with or without surety, as shall be satisfactory to the President and the Treasurer, or otherwise upon such terms, consistent with law, as the Board of Directors may prescribe.

Section 5.06 Record Date. The Directors may fix in advance a time, which shall not be more than seventy (70) days before the date of any meeting of shareholders or the date for the payment of any dividend or the making of any distribution to shareholders, or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at, such meeting and any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent, and in such case, only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. If a record date for a specific action is not fixed by the Board of Directors, and is not otherwise specified by applicable law, the record date shall be the close of business either on the day before the first notice is sent to shareholders, or if no notice is sent, on the day before the meeting. A determination of shareholders entitled to notice of or to vote at a meeting of shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Definitions. For purposes of this Article:

(a) “Director” and “Officer” mean, respectively, any Director or Officer of the Corporation who serves or has served in such capacity, and any other person who serves or has served on any committee of the Corporation or as a director or officer of any of its subsidiaries, and any heirs or personal representatives of such person.

(b) “Non-Officer Employee” means any person who serves or has served as an employee of the Corporation or any subsidiary but who is not or was not a Director or Officer, and any heirs or personal representatives of such person.

(c) “Proceeding” means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency and any claim which could be the subject of a Proceeding.

(d) “Expenses” means any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees or disbursements or other expenses reasonable incurred in a Proceeding.

Section 6.02 Indemnified Parties. Except as provided in Section 6.04 and Section 6.05 of this Article VI, each Director and Officer shall be indemnified by the Corporation against any and all expenses incurred by any such Director or Officer in connection with any Proceeding in which such Director or Officer is involved as a result of serving or having served (a) as a Director, Officer or employee of the Corporation (or a corporator, trustee or officer of Eastern Bank Corporation), (b) in any capacity with respect to any employee benefit plan sponsored by the Corporation or any wholly-owned subsidiary of the Corporation, (c) as a director, officer or employee of any majority-owned subsidiary of the Corporation, or (d) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Corporation or any majority-owned subsidiary of the Corporation.

Section 6.03 Non-Officer Employees. Except as provided in Section 6.04 and Section 6.05 of this Article VI, each Non-Officer Employee of the Corporation may, in the discretion of the Board of Directors, be indemnified by the Corporation against any and all Expenses incurred by such Non-Officer Employee in connection with any Proceeding in which such Non-Officer Employee is involved as a result of serving or having served (a) as an employee of the Corporation or any subsidiary, (b) in any capacity with respect to any employee benefit plan sponsored by the Corporation or any wholly-owned subsidiary of the Corporation, (c) as a director, officer or employee of any majority-owned subsidiary of the Corporation, or (d) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Corporation or any majority-owned subsidiary of the Corporation.

Section 6.04 Service at the Request or Direction of Corporation or Majority-Owned Subsidiary. The Corporation shall not be obligated to indemnify any Director, Officer or Non-Officer Employee with respect to serving or having served in any of the capacities described in Section 6.02(d) or Section 6.03(d) of this Article VI unless the following two conditions are met: (a) such service was requested or directed in each specific case by the Chief Executive Officer of the Corporation (or by the chief executive officer of a majority-owned subsidiary) or by a vote of the Board of Directors prior to the occurrence of the event to which the indemnification relates, and (b) the Corporation maintains insurance coverage for the type of indemnification sought. The Corporation shall not be liable for indemnification under Section 6.02(d) or Section 6.03(d) of this Article VI for any amount in excess of the proceeds of insurance received with respect to such coverage as the Corporation in its discretion may elect to carry. The Corporation may, but shall not be required to, maintain insurance coverage with respect to indemnification under Section 6.02(d) or Section 6.03(d) of this Article VI. Notwithstanding any other provision of this Section 6.04, but subject to Section 6.05 of this Article VI, the Board of Directors may, but shall not be required to, indemnify a Director, Officer or Non-Officer Employee under Section 6.02(d) or Section 6.03(d) of this Article VI as to a Proceeding even if one or both of the two conditions specified in Section 6.04 of this Article VI have not been met and even if the amount of the indemnification exceeds the amount of the proceeds of any insurance which the Corporation may have elected to carry, provided that the Board of Directors in its discretion determines it to be in the best interests of the Corporation to do so.

Section 6.05 Good Faith. Except as otherwise provided in this Article VI, the Corporation shall indemnify to the fullest extent permitted by law an Director, Officer or an Non-Officer employee who is a party to the Proceeding under Section 6.02 or Section 6.03 of this Article VI if (A) (i) he or she conducted himself or herself in good faith, and (ii) he or she reasonably believed that his or her conduct was in the best interests of the Corporation or the entity for which he or she is an officer or director or that his or her conduct was, at least, not opposed to such best interests, and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or (B) he or she engaged in conduct for which he or she would not be liable under applicable provision of the MBCA. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or Non-Officer Employee, no indemnification shall be provided to said person with respect to a matter if there is a determination that with respect to such matter that such person did not act in a manner required for indemnification under this Section 6.05 of Article VI. The determination shall be made by a majority vote of those Directors who are not involved in such Proceeding. However, if more than half of the Directors are involved in such Proceeding, the determination shall be made by a majority vote of a committee of three (3) disinterested Directors chosen at a regular or special meeting of the Board of Directors to make such determination; provided, however, that if there are less than three (3) disinterested Directors, the determination shall be made by an independent legal counsel selected by the disinterested Directors or, if none, by a majority vote of the Board of Directors at a regular or special meeting of the Board of Directors.

Section 6.06 Prior to Final Disposition. Any indemnification provided under this Article VI, in the case of a Director or Officer shall include, and in the case of a Non-Officer Employee may in the discretion of the Board of Directors include, payment by the Corporation of Expenses incurred in defending a Proceeding in advance of the final disposition of such Proceeding upon receipt of an undertaking by such Director, Officer or Non-Officer Employee to repay such payment if such person shall be adjudicated or determined to be not entitled to indemnification under this Article VI.

Section 6.07 Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such person, or arising out of any such status, whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of this Article VI.

Section 6.08 Application of this Article.

(a) This Article VI shall not limit the Corporation’s power to (1) pay or reimburse expenses incurred by Director, Officer or Non-Officer Employee in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party or (2) indemnify, advance expenses to or provide or maintain insurance on behalf of an employee or agent.

(b) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be considered exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled.

(c) Each person who is or becomes an Officer shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article VI. All rights to indemnification under this Article VI shall be deemed to be provided by a contract between the Corporation and the person who serves as an Officer at any time while these bylaws and the relevant provisions of the MBCA are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

(d) If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VI (including, without limitation, each portion of any sentence of this Article VI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

(e) If the laws of the Commonwealth of Massachusetts are hereafter amended from time to time to increase the scope of permitted indemnification, indemnification hereunder shall be provided to the fullest extent permitted or required by any such amendment.

(f) Nothing in this Article shall be construed as authorizing the indemnification of any Director, Officer or any Non-Officer Employee for Proceedings or Expenses that would be prohibited by federal banking laws or regulations including applicable provisions of 12 C.F.R. Section 359.

ARTICLE VII

CONFLICT OF INTERESTS

No contract or transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association, or other organization of which one or more of its directors, officers, partners, or members are Directors or Officers of the Corporation, or in which one or more of the Corporation’s Directors or Officers have a financial or other interest, shall be void or voidable solely by reason thereof, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors of the Corporation or a committee thereof which authorized the contract or transaction, if:

(1) Any conflict of interest or possible conflict of interest on the part of any Director or Officer of the Corporation is disclosed to the other members of the Board or committee at a meeting at which a matter involving such conflict or conflict of interest is considered or acted upon; and

(2) Any Director having a conflict of interest or possible conflict of interest on any matter refrains from voting on the matter.

The minutes shall reflect in summary fashion the disclosure provided by the Director and note whether the Director abstained from voting.

The foregoing requirements shall not be construed as preventing a Director from briefly stating his or her position in the matter, nor from answering pertinent questions of other members of the Board of Directors or any committee.

Each Director and Officer shall be advised of the foregoing upon the acceptance of his or her office and shall disclose such conflict of interest or possible conflict of interest as such may arise. Nothing herein shall be construed as (i) imposing greater restrictions than set forth in Section 8.31 of the MBCA or, if applicable, Massachusetts laws applicable to Massachusetts-chartered banks and their holding companies or (ii) affecting or limiting any transaction approved by the Board of Directors of the Corporation or any majority-owned depository subsidiary under provisions of Regulation O promulgated by the Board of Governors of the Federal Reserve.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01 Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on the last day of the month of December.

Section 8.02 Seal. The Board of Directors may but shall not be required to adopt and alter the seal of the Corporation.

Section 8.03 Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other instruments and obligations to be entered into by the Corporation in the ordinary course of its business without Board of Directors action may be executed on behalf of the Corporation by the Board Chair, the Chief Executive Officer, the President, any Vice President, Treasurer or, as the Board of Directors may authorize, any other officer, employee or agent of the Corporation.

Section 8.04 Voting of Securities. Unless otherwise provided by the Board of Directors, the Board Chair, the Chief Executive Officer, the President or any other officer or agent designated by the Board of Directors may waive notice of and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other organization, any of whose securities are held by the Corporation.

Section 8.05 Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation. Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts, a corporation organized under the laws of the Commonwealth of Massachusetts, or a corporation organized under the laws of any other state of the United States, which has qualified to do business in, and has an office in, Massachusetts.

Section 8.06 Corporation Records. The original, or attested copies, of the Articles of Organization, bylaws and record of all meetings of the Directors shall be kept in Massachusetts at the main office of the Corporation, or at an office of its Secretary or resident agent.

Section 8.07 Cause. As used in these bylaws, the term “Cause” means any act or omission by a Director or Officer that occurs, or comes to the attention of the Board of Directors, while the Director or Officer is associated with the Corporation and that the Board of Directors in its good faith judgment determines has had or could reasonably be expected to have an adverse effect on the reputation or regulatory relations of the Corporation or any of its subsidiaries, including, without limitation, any actual or alleged felony, violation of any law or regulation applicable to insured depository institutions, or other crime involving dishonesty or theft.

Section 8.08 Subsidiaries. Any reference in these bylaws to a “subsidiary” means direct and indirect majority-owned subsidiaries of the Corporation or other entity.

ARTICLE IX

AMENDMENT

Except as otherwise provided in the Articles of Organization, these bylaws may be amended or repealed in whole or in part by the affirmative vote of the holders of a majority of the shares of each class of the capital stock at the time outstanding and entitled to vote at any annual meeting of shareholders or special meeting of shareholders; provided, however, that notice of the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization, the Directors may make, amend or repeal these bylaws, in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization or these bylaws requires action by the shareholders. Not later than the time of giving notice of the meeting of shareholders next following the making, amending or repealing by the Directors of any bylaw, notice thereof stating the substance of such change shall be given to all shareholders entitled to vote on amending these bylaws.

Any bylaw adopted or amended by the Directors may be amended or reinstated by the shareholders entitled to vote on amending these bylaws following the procedures outlined above.

ARTICLE X

CONTROL SHARE ACQUISITION STATUTE

The provisions of Chapter 110D of the Massachusetts General Laws shall not be applicable to the Corporation.

Adopted by the Board of Directors on June 12, 2020.

23